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                                                                    Exhibit 10.1


                            STOCK PURCHASE AGREEMENT

         This Stock Purchase Agreement, dated as of August 7, 2002, is made and entered into by and between Aspect Medical Systems, Inc., a Delaware corporation (the "Company"), and Boston Scientific Corporation, a Delaware corporation (the "Purchaser"). The Company and the Purchaser are collectively referred to as the "Parties."

         WHEREAS, the Company desires to issue and sell, and the Purchaser desires to purchase, shares of the Company's common stock, $0.01 par value per share (the "Common Stock"); and

         WHEREAS, in connection with the execution and delivery of this Agreement, the Company and the Purchaser have entered into (i) an OEM Product Development Agreement dated as of the date hereof with respect to the development and potential distribution of the Company's products in certain fields of use (the "Development Agreement"), (ii) a Registration Rights Agreement dated as of the date hereof, pursuant to which the Company is granting certain rights pertaining to the shares of Common Stock to be purchased by the Purchaser pursuant to this Agreement (the "Registration Rights Agreement"),
(iii) a Loan Agreement dated as of the date hereof, pursuant to which the Purchaser is agreeing to make loans of up to $5.0 million to the Company, upon certain conditions (the "Loan Agreement"), and (iv) a Security Agreement dated as of the date hereof, pursuant to which the Company is granting a security interest in certain of its assets to the Purchaser (the "Security Agreement");

         NOW THEREFORE, in consideration of the representations, warranties and covenants herein contained, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Company and the Purchaser agree as follows:

         1. Sale of Shares. Subject to the terms and conditions of this Agreement, at the Closing (as defined in Section 2 hereof) the Purchaser agrees to purchase, and the Company agrees to sell and issue to the Purchaser, 1,428,572 shares of Common Stock (the "Shares") at a purchase price per share of $7.00 (the "Purchase Price").

         2. The Closing.

                  2.1 Closing. The closing (the "Closing") of the sale and purchase of the Shares under this Agreement will take place at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts at 10:00 a.m. on the date hereof, or at such other time, date and place as are mutually agreeable to the Company and the Purchaser. The date of the Closing is hereinafter referred to as the "Closing Date."

                  2.2 Delivery of Shares; Payment of Purchase Price. At the Closing, the Company will deliver to the Purchaser a certificate registered in the name of the Purchaser representing the Shares against payment therefor by the Purchaser to the Company by wire transfer of $10,000,004.00.
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                  2.3 Use of Proceeds. The Company agrees to use the proceeds from the sale of the Shares for working capital and other general corporate purposes, including (a) developing the AMS Developed Products (as defined in the Development Agreement) for the Field (as defined in the Development Agreement) that comply with the Product Specifications (as defined in the Development Agreement) for such AMS Developed Products, (b) conducting the Clinical/Outcomes Study and each Specialty Study (as such terms are defined in the Development Agreement) that the Company agrees pursuant to the Development Agreement to conduct, and (c) expending commercially reasonable efforts to (i) assist the Purchaser in timely obtaining reimbursement in the United States for such AMS Developed Products, and, with the commercially reasonable assistance of the Purchaser, (ii) timely obtain, to the extent available, the endorsement of the leading professional organizations related to sedation and applicable leading professional organizations associated with each Specialty (as defined in the Development Agreement).

         3. Representations of the Company. The Company represents and warrants to the Purchaser that the statements contained in this Section 3 are true and correct, except as set forth in the disclosure schedule provided by the Company to the Purchaser on the date hereof (the "Disclosure Schedule"). The Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered sections contained in this Section 3, and the disclosures in any section or subsection of the Disclosure Schedule shall qualify the corresponding section or subsection of this Section 3 and other sections and subsections in this Section 3 only to the extent it is clear (by cross-reference or otherwise) from a reading of the disclosure that such disclosure is applicable to such other sections and subsections. For purposes of this Agreement, the phrase "to the knowledge of the Company" or any phrase of similar import shall mean and be limited to the actual knowledge of the officers identified below, such other information that such officers should have known of in the exercise of reasonable diligence in the performance of their duties, as well as such other information that has come to the attention of the officers identified below sufficient to put such officers on notice of, or cause such officers to make further inquiry into, the existence or absence of any material information or fact bearing on the matter: J. Neal Armstrong, Nassib G. Chamoun and J. Breckenridge Eagle and (i) in Section 3.9 such officers shall also include Philip Devlin and (ii) in Section 3.10 such officers shall also include Paul Manberg.

                  3.1 Organization, Qualification and Corporate Power. The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company is duly qualified to conduct the business it is currently engaged in and is in corporate and tax good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified or in good standing is not reasonably likely to have a Company Material Adverse Effect (as defined below). The Company has all requisite corporate power and authority to (i) enter into and to perform its obligations under this Agreement, the Development Agreement, the Registration Rights Agreement, the Loan Agreement and the Security Agreement and to issue the Promissory Note dated as of the date hereof and attached to the Loan Agreement as an exhibit (collectively, the "Transaction Documents"), in accordance with their respective terms and (ii) carry on its business as currently conducted and to own and use the properties owned and used by it. As used in this Agreement, "Company Material Adverse Effect" means a material adverse effect on or a material adverse change in, or group of such effects on or changes in, the


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assets, liabilities, business, condition (financial or otherwise), or results of operations of the Company and its Subsidiaries, taken as a whole.

                  3.2 Capitalization. The authorized capital stock of the Company consists of (a) 60,000,000 shares of Common Stock, of which 17,898,018 shares were issued and outstanding as of August 2, 2002, and (b) 5,000,000 shares of Preferred Stock, $0.01 par value per share (the "Preferred Stock"), of which no shares are issued or outstanding as of the date hereof. All of the issued and outstanding shares of Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights and were issued in compliance with all applicable state and federal securities laws. Options to purchase an aggregate of 4,244,601 shares of Common Stock were outstanding as of August 2, 2002. Warrants to purchase an aggregate of 160,110 shares of Common Stock were outstanding as of August 2, 2002. There are no outstanding options, warrants, instruments (including convertible debt instruments), rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or other agreements or instruments of any kind to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound for the purchase or acquisition from the Company of any of its Securities. Except as contemplated by this Agreement, the Company is not a party or subject to any agreement or understanding with any Person (as defined below) which affects or relates to the voting or giving of written consents with respect to any Security. As used in this Agreement, the term "Person" means any natural person, corporation, limited liability company, general or limited partnership, limited liability partnership, joint venture, joint stock company, trust, unincorporated organization, association, sole proprietorship, governmental body, or agency or political subdivision of any government.

                  3.3 Issuance of Shares.

                           (a) The offer, issuance, sale and delivery of the
Shares in accordance with this Agreement have been duly authorized by all necessary corporate action on the part of the Company. The Shares, when issued, sold and delivered against payment therefor in accordance with the provisions of this Agreement, will be duly and validly issued, fully paid and nonassessable, and will be free of any lien or encumbrance; provided, however, that the Shares may be subject to restrictions on transfer under state or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed. The sale of the Shares is not, and the issuance of the Shares will not be, subject to any preemptive right or right of first refusal that has not been properly waived or complied with.

                           (b) Assuming the correctness of the representations
and warranties made by the Purchaser in Section 4, no change in applicable law and no unlawful distribution of the Shares by the Purchaser or any other Person, the offer, issuance and sale of the Shares will comply with applicable exemptions from (A) the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Securities Act"), and (B) the registration and qualification requirements of all applicable securities laws of the states of the United States. Neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemptions.

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                  3.4 Validity and Noncontravention. The Transaction Documents
have been duly and validly executed and delivered by the Company and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors' rights generally, and general principles of equity. Subject to compliance with the applicable filing and other requirements of the Securities Act and any applicable state securities laws, and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), neither the execution and delivery by the Company of the Transaction Documents, nor the consummation by the Company of the transactions contemplated thereby, will (a) conflict with or violate any provision of the Restated Certificate of Incorporation or the Amended and Restated By-Laws of the Company, (b) require on the part of the Company or any of its Subsidiaries any filing with, or permit, authorization, consent or approval of, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency (a "Governmental Entity"), (c) conflict with, result in breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the forfeiture of any rights under, result in the acceleration of obligations under, create in any party any right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of its Subsidiaries is bound or to which any of its or their assets are subject, (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its Subsidiaries or any of its or their properties or assets, or (e) except as contemplated by the Loan Agreement and the Security Agreement, result in the creation of any mortgage, pledge, lien, charge or encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries, or the suspension, revocation, impairment, forfeiture or non-renewal of any Permits (as defined in Section 3.11 below).

                  3.5 Reports and Financial Statements. The Company has previously furnished or made available to the Purchaser complete and accurate copies, as amended or supplemented, of all reports and other documents filed by the Company with the Securities and Exchange Commission (the "SEC") pursuant to the Exchange Act (collectively, the "Company SEC Filings"). The Company SEC Filings constitute all of the documents required to be filed by the Company under the Exchange Act with the SEC through the date of this Agreement. All contracts and other documents required to be filed by the Company with the SEC as exhibits to the Company SEC Filings have been filed. The Company SEC Filings complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder when filed. As of their respective dates, the Company SEC Filings did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements of the Company included in the Company SEC Filings (a) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto when filed, (b) were prepared in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto, and in the case of quarterly financial statements, as permitted by Form 10-Q under the Exchange Act), (c) fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of the Company as of the respective dates thereof and for the periods

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referred to therein, and (d) are consistent with the books and records of the
Company. Except as set forth on Section 3.5 of the Disclosure Schedule and except for Indebtedness reflected in the financial statements in the Company SEC Filings and Indebtedness contemplated to be incurred under the Loan Agreement and the Revolving Credit Facility, dated as of May 16, 2001, as amended, by and between the Company and Fleet National Bank, the Company has no Indebtedness for borrowed money outstanding at the date hereof. The Company is not in default with respect to any outstanding Indebtedness or any instrument or agreement relating thereto, nor is there any event which, with the passage of time or giving of notice, or both, would result in a default, and no such Indebtedness or any instrument or agreement relating thereto purports to limit the issuance of any Securities by the Company or the operation of the business of the Company. Complete and correct copies of all instruments (including all amendments, supplements and consents) relating to the Indebtedness of the Company for borrowed money have been furnished to the Purchaser.

                  3.6 Reporting Requirements. The Company has registered its Common Stock pursuant to Section 12(g) of the Exchange Act and is in full compliance with all reporting requirements of the Exchange Act. The Common Stock is currently quoted for trading on The Nasdaq National Market, and there are no proceedings to revoke or suspend such listing.

                  3.7 Litigation. Except as disclosed in the Company SEC Filings, there is no Legal Proceeding (as defined below) which (a) is pending or has been, to the knowledge of the Company, threatened against the Company or any Subsidiary of the Company or (b) to the knowledge of the Company, is pending or has been threatened against any of the officers or directors of the Company or any Subsidiary of the Company and which, in the case of clauses (a) and (b), (i) is reasonably likely to have a Company Material Adverse Effect or (ii) in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated by the Transaction Documents. The foregoing representation includes, without limitation, Legal Proceedings pending or, to the knowledge of the Company, threatened involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. There is no Legal Proceeding filed by the Company currently pending or that the Company intends as of the date hereof to initiate. As used in this Agreement, the term "Legal Proceeding" means any action, suit, proceeding, claim, arbitration or investigation before any Governmental Entity or before any arbitrator.

                  3.8 Distribution Agreements. Set forth on Section 3.8 of the Disclosure Schedule is a list of each distribution, sales agency, sales representative, reseller and other similar agreement to which the Company is a party and which relates to distribution or sale of the Company's products.

                  3.9 Intellectual Property.

                           (a) To the knowledge of the Company, the operation of
the business of the Company as currently conducted or as currently proposed by the Company to be conducted does not interfere with, conflict with, infringe upon, misappropriate or otherwise violate the Intellectual Property rights of any third party, and no action or claim is pending or, to the

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knowledge of the Company, threatened alleging that the operation of such business interferes with, conflicts with, infringes upon, misappropriates or otherwise violates the Intellectual Property rights of any third party. The Company has no knowledge that the Company Owned Intellectual Property and any Intellectual Property licensed to the Company under the Company Licensed Intellectual Property, are invalid or unenforceable, and, to the Company's knowledge, the same have not been adjudged invalid or unenforceable in whole or in part.

                           (b) To the knowledge of the Company, the Company is
the owner of the right, title and interest in and to, or has a valid license or other legal right under, the Company Owned Intellectual Property and the Company Licensed Intellectual Property used in or necessary to the operation of its business as currently conducted or as currently proposed by the Company to be conducted, subject to the terms of the license agreements governing the Company Licensed Intellectual Property. No Legal Proceedings have been filed, are pending or, to the knowledge of the Company, threatened against the Company (i) based upon or challenging or seeking to deny or restrict the ownership by the Company of any of the Company Owned Intellectual Property or, to the knowledge of the Company, the license rights of the Company to any Company Licensed Intellectual Property, (ii) alleging that any services provided by, processes used by, or products manufactured or sold by the Company infringe or misappropriate any Intellectual Property right of any third party, or (iii) alleging that the Company Licensed Intellectual Property is being licensed or sublicensed in conflict with the terms of any license or other agreement.

                  3.10 FDA and Regulatory Matters.

                           (a) (i) With respect to the products of the Company
that are currently marketed or sold by the Company (collectively, the "Company Products"), (A) the Company has obtained all necessary approvals, clearances, authorizations, licenses and registrations required by the United States Federal government or its agencies and all material approvals, clearances, authorizations, licenses and registrations required by foreign governments or government agencies, to permit the design, development, pre-clinical and clinical testing, manufacture, labeling, sale, distribution and promotion of the Company Products in jurisdictions where the Company currently conducts such activities or contemplates conducting such activities (the "Activities to Date") with respect to each Company Product (collectively, the "Company Licenses"); (B) the Company is in material compliance with all terms and conditions of each Company License and with all applicable laws pertaining to the Activities to Date with respect to each Company Product which is not required to be the subject of a Company License; (C) the Company is in material compliance with all applicable laws regarding registration, license, certification for each site at which a Company Product is manufactured, labeled, sold or distributed; and (D) to the extent any Company Product has been exported from the United States, the Company has exported such Company Product in compliance in all material respects with applicable laws; (ii) all manufacturing operations performed by the Company have been and are being conducted in all material respects in compliance with the Quality Systems regulations of the U.S. Food and Drug Administration (the "FDA") (21 CFR Part 820) and, to the extent applicable to the Company, counterpart regulations in the European Union and all other countries where compliance is required; (iii) all non-clinical laboratory studies of Company Products under development, sponsored by the Company and intended to be used to support regulatory clearance or approval, have been and are being conducted in material compliance with the FDA's good

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Laboratory Practice for Non-Clinical Studies regulations (21 CFR Part 58) in the
United States and, to the extent applicable to the Company, counterpart regulations in the European Union and all other countries; and (iv) the Company is in material compliance with all applicable reporting requirements for all Company Licenses or plant registrations described in clause (i) above, including, but not limited to, applicable adverse event reporting requirements in the United States and outside of the United States under applicable laws. The Company has not received any written notice or other written communication from the FDA or any other Governmental Entity (x) contesting the pre-market clearance or approval of, the uses of or the labeling and promotion of any of the Company Products or (y) otherwise alleging any violation of any laws by the Company. There have been no recalls, field notifications or seizures ordered or adverse regulatory actions taken (or to the knowledge of the Company threatened) by the FDA or any other Governmental Entity with respect to any of the Company
Products.

                           (b) All of the Company's filings with and submissions
to the FDA and any corollary entity in any other jurisdiction with regard to the Company Products were true, accurate and complete, in all material respects, as of the date made, and did not materially misstate any of the statements or information included therein, or omit to state a material fact necessary to make the statements therein not misleading. To the extent required by applicable law, the Company has updated all filings and submissions to the FDA and any corollary entity in any other jurisdiction with regard to the Company Products.

                  3.11 Compliance with Laws; Permits. The Company is not in violation of any applicable statute, rule, regulation, order, judgment, decree, writ or restriction of any Governmental Entity in respect of the conduct of its business or the ownership of its properties (including without limitation environmental and occupational health and safety laws), which violation has had or could reasonably be expected to have a Company Material Adverse Effect. The Company has all material franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it (the "Permits"), the lack of which has had or could reasonably be expected to have a Company Material Adverse Effect. As of the date hereof, no suspension or cancellation of any of the Permits is pending or, to the knowledge of the Company, threatened.

                  3.12 Registration or First Offer Rights. Except as provided in or contemplated by the Registration Rights Agreement and the Fourth Amended and Restated Registration Rights Agreement dated as of December 17, 1998 by and among the Company and the parties named on the signature pages thereto, the Company has not granted or agreed to grant any registration rights, including piggyback rights, or any right of first offer or other pre-emptive rights to any Person.

                  3.13 Contracts. Except for the Transaction Documents, since March 30, 2002, neither the Company nor any Subsidiary of the Company has entered into any contract or other agreement which would be required to be filed by the Company with the SEC pursuant to Item 601(b)(10) of Regulation S-K of the SEC.

                  3.14 Material Adverse Changes. Since March 30, 2002, there has been no material adverse effect on or material adverse change in, or group of such effects on or changes

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in, the assets, liabilities, business, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole.

                  3.15 Certain Relationships and Related Transactions. Since April 11, 2002 (the date on which the Company filed with the SEC the proxy statement for its 2002 Annual Meeting of Stockholders), neither the Company nor any of its Subsidiaries has entered into any relationship or transaction with any director, director nominee or executive officer of the Company (or any member of the immediate family of any of the foregoing) or, to the knowledge of the Company, any security holder of the Company who is known to the Company to own of record or beneficially more than 5% of the Common Stock (or any member of the immediate family of such Person), which relationship or transaction would be required to be disclosed by the Company pursuant to Item 404 of Regulation S-K of the SEC.

                  3.16 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by the Transaction Documents. The Company will indemnify and hold the Purchaser harmless from and against any and all claims, liabilities or obligations with respect to brokerage or finders' fees or commissions, or consulting fees in connection with the transactions contemplated by the Transaction Documents asserted by any Person on the basis of any agreement, arrangement, statement or representation alleged to have been made by the Company.

                  3.17 Taxes. Each of the Company and its Subsidiaries has duly and timely filed all tax returns required to have been filed by it on or prior to the date hereof and has duly paid or made provisions for the payment of all taxes which have been incurred or are due or claimed to be due from it by any taxing authority on or prior to the date of this Agreement other than (a) taxes which are not yet delinquent or are being contested in good faith and have not been finally determined, or (b) tax returns or taxes as to which the failure to file, pay or make provision for will not, individually or in the aggregate, have a Company Material Adverse Effect. There is no material liability outstanding for or relating to any taxes, and there are no material liens for taxes (other than current taxes not yet due and payable) on any of the Company Owned Intellectual Property or Company Licensed Intellectual Property.

                  3.18 Environmental. To the knowledge of the Company, the Company does not have any material liability relating to or arising out of any judgment, decree or order relating to the environment or occupational health and safety.

         4. Representations of the Purchaser. The Purchaser represents and warrants to the Company as follows:

                  4.1 Investment. The Purchaser is acquiring the Shares for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same. The Purchaser is an "accredited investor" as defined in Rule 501(a) under the Securities Act. The Purchaser has no present agreement, undertaking, arrangement, obligation or commitment providing for the disposition of the Shares, and has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Shares. The Purchaser understands that the Shares may not be assigned, sold, pledged, transferred or otherwise disposed of unless registered under the Securities Act and

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applicable state securities laws, or an opinion is given by counsel reasonably satisfactory to the Company that such registration is not required; provided that no such opinion shall be required for any transfer of Shares that is exempt from such registration under Rule 144(k) under the Securities Act. The Purchaser understands that the Company may affix a legend to any certificates representing the Shares to the foregoing effect. As of the date hereof, the Purchaser "beneficially owns" (as defined under the Exchange Act) 870,000 shares of the Common Stock.

                  4.2 Incorporation, Authority, Validity and Noncontravention. The Purchaser is duly organized, validly existing and in good standing under the laws of the State of Delaware. The Purchaser has all requisite corporate power and authority to enter into and to perform its obligations under the Transaction Documents in accordance with their respective terms. The Transaction Documents have been duly and validly executed and delivered by the Purchaser and constitute valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors' rights generally, and general principles of equity. Subject to compliance with the applicable filing and other requirements of the Securities Act, the Exchange Act and any applicable state securities laws, neither the execution and delivery by the Purchaser of the Transaction Documents, nor the consummation by the Purchaser of the transactions contemplated thereby, will (a) conflict with or violate any provision of the Second Restated Certificate of Incorporation, as amended, or the Restated By-laws of the Purchaser, (b) require on the part of the Purchaser any filing with, or permit, authorization, consent or approval of, any Governmental Entity (other than filings required under the Exchange Act), (c) conflict with, result in breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party any right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which the Purchaser is a party or by which it is bound or to which any of its assets are subject, or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Purchaser or any of its Subsidiaries or any of its or their properties or assets.

                  4.3 Experience. The Purchaser has carefully reviewed the representations concerning the Company contained in this Agreement, and has made detailed inquiry concerning the Company, its business and its personnel; the officers of the Company have made available to the Purchaser any and all written information which it has requested and have answered to such Purchaser's satisfaction all inquiries made by the Purchaser; and the Purchaser has sufficient knowledge and experience in finance and business that it is capable of evaluating the risks and merits of its investment in the Company and the Purchaser is able financially to bear the risks thereof. Nothing in this Section
4.3 shall be deemed to limit or modify the Purchaser's right to rely on the representations and warranties made herein.

                  4.4 Shares Not Registered. The Purchaser understands that the Shares have not been registered under the Securities Act, by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Securities Act, and that the Shares must continue to be held by the Purchaser unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration. The Purchaser understands that the exemptions from registration afforded by Rule 144 (the provisions of which are known to it)

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promulgated under the Securities Act depend on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts.

                  4.5 Brokers. The Purchaser (a) has not retained a finder or broker in connection with the transactions contemplated by the Transaction Documents, and (b) will indemnify and hold the Company harmless from and against any and all claims, liabilities or obligations with respect to brokerage or finders' fees or commissions, or consulting fees in connection with the transactions contemplated by the Transaction Documents asserted by any Person on the basis of any agreement, arrangement, statement or representation alleged to have been made by the Purchaser.

         5. Conditions to the Obligations of the Purchaser. The obligation of the Purchaser to purchase the Shares at the Closing is subject to the fulfillment, or the waiver by the Purchaser, of each of the following conditions on or before the Closing:

                  5.1 Accuracy of Representations and Warranties. Each representation and warranty contained in Section 3 shall be true and correct on and as of the Closing Date with the same effect as though such representation and warranty had been made on and as of that date.

                  5.2 Performance. The Company shall have performed and complied in all material respects with all agreements and conditions contained in this Agreement required to be performed or complied with by the Company prior to or at the Closing.

                  5.3 No Governmental Proceedings. No proceeding challenging the Transaction Documents or the transactions contemplated thereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted before any Governmental Entity and shall be pending.

                  5.4 Transaction Documents. Each of the Transaction Documents shall have been executed and delivered by the Company.

                  5.5 Legal Opinions. The Purchaser shall have received from Hale and Dorr LLP, counsel to the Company, opinions reasonably satisfactory to the Purchaser.

                  5.6 Qualifications. All authorizations, approvals or permits, if any, of any Governmental Entity that are required as of the Closing Date in connection with the issuance and sale of the Shares to the Purchaser pursuant to this Agreement shall be duly obtained and effective as of the Closing Date.

                  5.7 Other Matters. All corporate and other proceedings in connection with the transactions contemplated by the Transaction Documents and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchaser, and the Purchaser shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

         6. Condition to the Obligations of the Company. The obligations of the Company under Section 1 of this Agreement are subject to fulfillment of the following condition on or before the Closing:

                  6.1 Accuracy of Representations and Warranties. The representations and warranties of the Purchaser contained in Section 4 shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of that date.

                  6.2 Performance. The Purchaser shall have performed and complied in all material respects with all agreements and conditions contained in this Agreement required to be performed or complied with by the Purchaser prior to or at the Closing.

                  6.3 No Governmental Proceedings. No proceeding challenging the Transaction Documents or the transactions contemplated thereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted before any Governmental Entity and shall be pending.

                  6.4 Transaction Documents. Each of the Transaction Documents shall have been executed and delivered by the Purchaser.

         7. Standstill Agreement.

                           (a) The Purchaser agrees that, during the period
commencing on the date hereof and terminating on December 31, 2004, unless as shall have been specifically invited in writing by the Company, neither the Purchaser nor any affiliates (as such term is defined under the Exchange Act) of the Purchaser will in any manner, except as set forth below, directly or indirectly:

                                (i) effect or seek, offer or propose (whether
publicly or otherwise) to effect, or cause or participate in or in any way assist or encourage any other Person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in, (A) any acquisition of any Securities (or "beneficial ownership" (as defined under the Exchange Act) thereof) of the Company; (B) any tender or exchange offer (each, an "Offer"), merger, asset acquisition or other business combination involving the Company (each, a "Business Transaction"); (C) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company; or (D) any "solicitation" of "proxies" (as such terms are used in the proxy rules of the SEC) or consents to vote any voting Securities of the Company;

                                (ii) form, join or in any way participate in a
"group" (as defined under the Exchange Act) with respect to any Securities of the Company (other than any group including only the Purchaser and its affiliates);

                                (iii) otherwise act, alone or in concert with
others, to seek to control the Board of Directors of the Company;

                                (iv) knowingly take any action which might force
the Company to make a public announcement regarding any of the types of matters set forth in (i) above; or

                                (v) enter into any arrangements with any third
party with respect to any of the foregoing;

provided, however, that nothing in this Section 7 shall limit the ability of the Purchaser (A) to acquire shares of the Company's voting Securities in the open market from time to time provided that the total amount of voting Securities of the Company "beneficially owned" (as defined under the Exchange Act) by the Purchaser immediately after any such acquisition does not exceed 25.0% of the Company's outstanding voting Securities (such percentage calculated assuming conversion of all the Company's outstanding voting Securities into Common Stock); (B) to tender shares into an Offer commenced by a third party that is unaffiliated with the Company or the Purchaser; (C) to submit in good faith to the Company a proposal relating to a Business Transaction involving the Company and the Purchaser, provided, however, that any other Person (a "Third Party") has commenced a bona fide Offer to purchase at least a majority of the outstanding voting Securities of the Company, which Offer is not pursuant to an acquisition agreement to which the Company is a party; (D) to submit in good faith to the Company a proposal relating to a Business Transaction involving the Company and the Purchaser at any time after the delivery of a Proposal Notice (as defined in Section 7(b) below) to the Purchaser, provided, however, that the Business Transaction proposed by the Purchaser requires either (1) the approval of the Company's Board of Directors or (2) that the Company be a party to an acquisition agreement with the Purchaser relating to such Business Transaction; or (E) to vote in any annual or special meeting of the stockholders of the Company.

                           (b) During the Notice Period (as defined below), the
Company agrees to provide the Purchaser with prompt written notice (a "Proposal Notice") of the existence of bona fide discussions (as reasonably determined by the Company in good faith) between the Company and a Third Party involving a Business Transaction or a proposed Offer relating to the sale of the Company to such Third Party (unless such discussions relate to an unsolicited offer from such Third Party which is promptly rejected by the Company) (the "Third Party Business Transaction"). The Parties acknowledge and agree that a Proposal Notice
(i) will not identify the name of the Third Party or any of the terms and conditions of the proposed Third Party Business Transaction and (ii) must be delivered to the Purchaser no later than two (2) calendar days following the commencement of bona fide discussions (as reasonably determined by the Company in good faith) with the Third Party relating to the Third Party Business Transaction and in any event at least five (5) calendar days prior to the execution of any definitive acquisition agreement between the Company and the Third Party relating to the Third Party Business Transaction. For purposes of this Section 7(b), the "Notice Period" shall mean the period commencing on the date hereof and terminating on the earlier of (y) December 31, 2004 or (z) such time as the aggregate number of voting Securities of the Company "beneficially owned" (as defined under the Exchange Act) by the Purchaser is less than 950,000 shares (as adjusted for stock splits, stock dividends and similar adjustments). The Purchaser agrees to notify the Company as promptly as reasonably practicable after the occurrence, if any, of the event referred to in clause (z) of the immediately preceding sentence.

         8. Transfer of Shares.

                  8.1 Restricted Shares. "Restricted Shares" means (a) the Shares and (b) any other shares of capital stock of the Company issued in respect of such shares (as a result of stock splits, stock dividends, reclassifications, recapitalizations or similar events); provided, however, that shares of Common Stock which are Restricted Shares shall cease to be Restricted Shares (x) upon any sale pursuant to an effective registration statement under the Securities Act or Rule

144 under the Securities Act or (y) at such time as they become eligible for sale under Rule 144(k) under the Securities Act.

                  8.2 Requirements for Transfer. The Purchaser acknowledges and agrees that the Restricted Shares shall not be sold or transferred unless either
(a) they first shall have been registered under the Securities Act or (b) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act.

                  8.3 Legend. Each certificate representing Restricted Shares shall bear a legend substantially in the following form:

                  "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until such shares are registered under such Securities Act or an opinion of counsel satisfactory to the Company is obtained to the effect that such registration is not required."

The Purchaser acknowledges and agrees that the Company, in its discretion, may cause stop transfer orders to be placed with its transfer agent with respect to the certificates representing any Restricted Shares in order to facilitate the transfer restrictions referred to in Section 8.2. The Company shall remove the legend from the certificates representing any Restricted Shares, at the request of the holder thereof, at such time as they become eligible for resale pursuant to Rule 144(k) under the Securities Act or sold pursuant to an effective registration statement under the Securities Act.

         9. Miscellaneous.

                  9.1 Definitions. The following terms shall have the follow means when used herein:

                           (a) "Company Licensed Intellectual Property" means
all (i) licenses of Intellectual Property to the Company or any of its Subsidiaries by any third party, and (ii) licenses of Intellectual Property by the Company or any of its Subsidiaries to any third party.

                           (b) "Company Owned Intellectual Property" means all
Intellectual Property owned by the Company or any of its Subsidiaries.

                           (c) "Indebtedness" means as applied to any Person,
(i) all indebtedness for borrowed money, whether current or funded, or secured or unsecured, (ii) all indebtedness for the deferred purchase price of property or services represented by a note or other security, (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (iv) all indebtedness secured by a purchase money mortgage or other lien to secure all or part of the purchase price of property subject to such mortgage or lien, (v) all obligations under leases which shall have been or must be, in accordance with United States generally accepted accounting principles, recorded as capital leases in respect of which such Person is liable as lessee, (vi) any liability in respect of banker's acceptances or letters of credit, and (vii) all indebtedness referred to in clause (i), (ii), (iii), (iv), (v) or (vi) above which is directly or indirectly guaranteed by or which such Person has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured a creditor against loss.

                           (d) "Intellectual Property" means intellectual
property or proprietary rights of any description, including (i) rights in any patent, patent application (including any continuation, continuation-in-part and divisional filings), copyright, industrial design, URL, domain name, trademark, service mark, logo, trade dress or trade name, (ii) related registrations and applications for registration, (iii) trade secrets, moral rights or publicity rights, (iv) inventions, discoveries or improvements, modification, know-how, technique, methodology, writing, work of authorship, design or data, whether or not patented, patentable, copyrightable or reduced to practice, including any inventions, discoveries, improvements, modification, know-how, technique, methodology, writing, work of authorship, design or data embodied or disclosed in any: (1) computer source codes (human readable format) and object codes (machine readable format); (2) specifications; (3) manufacturing, assembly, test, installation, service and inspection instructions and procedures; (4) engineering, programming, service and maintenance notes and logs; (5) technical, operating and service and maintenance manuals and data; (6) hardware reference manuals; and (7) user documentation, help files or training materials, and (v) good will related to any of the foregoing.

                           (e) "Securities" means all shares of Common Stock and
Preferred Stock, all outstanding options, warrants, convertible notes, rights of conversion and other rights to acquire capital stock of the Company, and all shares issuable upon exercise or conversion of the Preferred Stock, options, warrants, convertible notes, rights of conversion and other rights to acquire capital stock of the Company, outstanding from time to time, whether or not then currently vested, exercisable or convertible.

                           (f) "Subsidiary" or "Subsidiaries" of any Person
means any corporation, partnership, limited liability company, joint venture or other legal entity of which such Person (either above or through or together with any other subsidiary) owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

                  9.2 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Company and the Purchaser and their respective successors and permitted assigns.

                  9.3 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                  9.4 Specific Performance. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, each Party shall be entitled to specific performance of the agreements and obligations of the other Party hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

                  9.5 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware (without reference to the conflicts of law provisions thereof).

                  9.6 Notices. All notices, requests, consents and other communications under this Agreement shall be in writing and shall be deemed delivered (a) two business days after being sent by registered or certified mail, return receipt requested, postage prepaid or (b) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient as set forth below:

                  If to the Company, at 141 Needham Street, Newton, Massachusetts 02464-1505, Attention: President, or at such other address or addresses as may have been furnished in writing by the Company to the Purchaser, with a copy to Susan W. Murley, Esq., Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109-1803; and

                  If to the Purchaser, at One Boston Scientific Place, Natick, Massachusetts 01760-1537, Attention: Chief Financial Officer, or at such other address or addresses as may have been furnished in writing by the Purchaser to the Company, with a copy to Boston Scientific Corporation, One Boston Scientific Place, Natick, Massachusetts 01760-1537, Attention: General Counsel.

                  Either Party may give any notice, request, consent or other communication under this Agreement using any other means (including, without limitation, personal delivery, messenger service, telecopy, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the other Party. Either Party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other Party notice in the manner set forth in this Section 9.6.

                  9.7 Complete Agreement. This Agreement constitutes the entire agreement and understanding of the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

                  9.8 Amendments and Waivers. Except as otherwise expressly set forth in this Agreement, any term of this Agreement may be amended or terminated and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Purchaser.

                  9.9 Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same document. The delivery of a signature page of this Agreement by one Party to the other Party via facsimile transmission shall constitute the execution and delivery of this Agreement by the transmitting Party.

                  9.10 Section Headings. The section headings are for the convenience of the Parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the Parties.

                  9.11 Legal Fees and Expenses. Each of the Parties to this Agreement will bear its own legal fees and other expenses with respect to the transaction contemplated by this Agreement.

                  9.12 Publicity. The Parties agree that no public release or announcement concerning this Agreement shall be issued by either Party without the prior consent of the other Party (which consent shall not be unreasonably withheld), except as such release or announcement may be required by law or the rules or regulations of any securities exchange or the National Association of Securities Dealers, in which case the Party required to make the release or announcement shall use its reasonable best efforts to allow the other Party reasonable time to comment on such release or announcement, in advance of such issuance.

                  [Remainder of page intentionally left blank]

         Executed as of the date first written above.


                                  THE COMPANY:

                                  ASPECT MEDICAL SYSTEMS, INC.



                                  By:  /s/ J. Neal Armstrong
                                       ----------------------------------------
                                       Name:  J. Neal Armstrong
                                              ---------------------------------
                                       Title: Vice President and
                                              ---------------------------------
                                              Chief Financial Officer
                                              ---------------------------------

                                  THE PURCHASER:

                                  BOSTON SCIENTIFIC CORPORATION



                                  By:  /s/ Lawrence Best
                                       ----------------------------------------
                                       Name:  Lawrence Best
                                              ---------------------------------
                                       Title: CFO
                                              ---------------------------------